UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2012
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Itron, Inc. (the Company) held its 2012 Annual Meeting of Shareholders on May 4, 2012. Four proposals were voted upon at the annual meeting. The proposals are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on March 16, 2012. All of the proposals passed. The final results for the votes regarding each proposal are set forth below.

Proposal One: The following nominees for Director were elected for three-year terms ending in 2015:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Kirby A. Dyess	25,138,731	3,109,989	535,461	4,115,899
LeRoy D. Nosbaum	26,901,030	1,349,519	533,632	4,115,899
Graham M. Wilson	24,195,172	4,052,373	536,636	4,115,899

Proposal Two: Approval of the advisory (non-binding) resolution on executive compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
14,641,953	13,592,266	549,962	4,115,899

Proposal Three: Approval of the adoption of the Itron, Inc. 2012 Employee Stock Purchase Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
27,781,890	193,454	808,837	4,115,899

Proposal Four: Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
32,246,039	138,790	515,251	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ STEVEN M. HELMBRECHT
Dated: May 4, 2012		Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer